Exhibit 10.2

DELCATH SYSTEMS, INC.

2020 OMNIBUS EQUITY INCENTIVE PLAN STOCK OPTION AWARD AGREEMENT
(Incentive Stock Option)

THIS STOCK OPTION AWARD AGREEMENT (this “Agreement”) is made as of Date of Award (the “Grant Date”), by and between Delcath Systems, Inc., a Delaware corporation (the “Company”), and the Recipient (the “Optionee”) pursuant to the terms of the Company’s 2020 Omnibus Equity Incentive Plan (the “Plan”). Capitalized terms used in this Agreement and not defined herein shall have the meanings ascribed to such terms in the Plan.

The parties hereto agree as follows:

1.Subject to Plan. The Optionee acknowledges and agrees that this Agreement has been executed and delivered pursuant to the terms and conditions of the Plan. The Optionee agrees to be bound by, and comply with, the terms of the Plan. All of the terms and conditions of the Plan which are not set forth in this Agreement are incorporated herein by reference. In the event that any provision of this Agreement conflicts with any term in the Plan, the term in the Plan shall be deemed controlling, unless the Plan specifically and expressly allows for modification of such term in the applicable Award Agreement, in which case this Agreement shall control.

2.Grant of Option. The Company grants to the Optionee an option (the “Option”) to purchase [number of options granted] shares of Common Stock (“Option Shares”) and, in connection with the Option, the Optionee shall be a Participant in the Plan. The Option is intended to qualify as an Incentive Stock Option under Section 422 of the Code (subject to the application of the
$100,000 limitation set forth in Section 422(d) of the Code). To the extent that the Option exceeds such $100,000 limitation, it shall be treated as a Non-Qualified Option.

3.Exercise Price. The Exercise Price to be paid by the Optionee to the Company upon the exercise of the Option shall be [$ grant exercise price] per Option Share, which is not less than the Fair Market Value of a share of Common Stock on the Grant Date.

4.Vesting Provisions.

(a)General. Provided that the Optionee remains in Service as of the applicable vesting date, the Option shall become vested and exercisable in equal monthly installments over the 36-month period beginning on the Grant Date (1/36th will vest on the first day of each month during said 36-month period, with the first vesting date being [grant date], provided that the Optionee remains in Service as of each such vesting date).

Exhibit 10.2
(b)Acceleration upon Change in Control. Provided that the Optionee remains in Service as of the consummation date of a Change in Control, any unvested portion of the Option that has not previously been forfeited or otherwise terminated will become vested and exercisable in full upon such consummation date.

5.Option Term

(a)Maximum Term. The Option, to the extent vested pursuant to Section 4 hereof (or otherwise hereunder or pursuant to terms of the Plan), may be exercised at any time on or after the applicable vesting date and prior to the termination of the Option. The Option shall expire and terminate on the tenth anniversary of the Grant Date, unless it is earlier terminated in accordance with the terms of the Plan or this Agreement (including without limitation, Section 5(b) hereof). Upon any such termination of the Option, the Option shall be forfeited and shall no longer be exercisable.

(b)Effect of Termination of Service.

i.Termination by Reason of Disability. In the event of the Optionee’s termination of Service by reason of Disability, the Option, to extent vested and exercisable at the time of such termination of Service, shall terminate and no longer be exercisable upon the earlier of (A) the expiration date of the Option set forth in Section 5(a) hereof, and (B) the date that is 12 months following such termination of Service.

ii.Termination by Reason of Death. In the event of the Optionee’s termination of Service by reason of death, the Option, to extent vested and exercisable at the time of such termination of Service, shall terminate and no longer be exercisable upon the earlier of (A) the expiration date of the Option set forth in Section 5(a) hereof, and
(B) the date that is 12 months following such termination of Service.

iii.Termination other than by Company for Cause. Except as provided in Section 5(b)(i) or (ii) (with respect to death or Disability), in the event of the Optionee’s termination of Service for any reason (whether by the Company or the Optionee) other than by the Company or an Affiliate for Cause, the Option, to the extent vested and exercisable at the time of such termination of Service, shall terminate and no longer be exercisable upon the earlier of (A) the expiration date of the Option set forth in Section 5(a) hereof and (B) the 90th day following such termination of Service.

iv.Termination for Cause. In the event of the Optionee’s termination of Service by the Company or an Affiliate for Cause, the Option (both the vested and unvested portion) shall terminate and no longer be exercisable upon the date of such termination of Service. If the Optionee’s Service is suspended pending an investigation of whether the Optionee’s Service will be terminated for Cause, all of the Optionee’s rights under the Option, including the right to exercise the Option, shall be suspended during the investigation period.

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Exhibit 10.2

v.Unvested Option. The Option, to the extent unvested as of the date of the Optionee’s termination of Service for any reason, shall terminate upon the date of such termination of Service.

(c)No Notice of Option Expiration. The Optionee is responsible for keeping track of the expiration date of the Option and the post-termination exercise periods following the Optionee’s termination of Service for any reason. The Company is not obligated to provide further notice of such periods.

6.Incentive Stock Option Qualification. The Optionee acknowledges that in order for the Option to qualify as an Incentive Stock Option, the Optionee must remain employed by the Company (or a Subsidiary) at least until three months before the Option is exercised (or, for purposes of this Agreement, 12 months in the case the Optionee terminates Service by reason of Disability, or 12 months in the case Optionee terminates Service by reason of death). If the Optionee sells or otherwise disposes of any of the Option Shares acquired pursuant to the Option on or before the later of (a) the date two years after the Grant Date, and (b) the date one year after issuance of such shares to the Optionee upon exercise of the Option, then such portion of the Option with respect to which such Option Shares are so disposed will not be deemed to be an Incentive Stock Option. The Optionee shall immediately notify the Company in writing of any such disposition. The Optionee agrees that he or she may be subject to income tax withholding by the Company on the compensation income recognized by the Optionee from the early disposition by payment in cash or out of the current wages or other compensation payable to the Optionee. Notwithstanding anything herein to the contrary, the Option shall not be transferable by the Optionee other than by will or by the laws of descent or distribution.

7.Procedure for Exercise.

(a)Notice of Exercise. The Option, to the extent vested and outstanding, may be exercised by delivering written notice of exercise to the Company, in the form required by the Committee. The notice must state the number of Option Shares to be purchased and must be accompanied by payment in full of the Exercise Price.

(b)Payment of Exercise Price. The Exercise Price may be paid by cash or a certified or bank cashier’s check or wire transfer. The Committee may also allow any other method of payment permitted by Section 6(f) of the Plan in its discretion at the time of exercise, subject to any restrictions deemed necessary or appropriate by the Committee to facilitate compliance with Applicable Law. The Option may be exercised to purchase less than the total number of Option Shares subject to the Option.

(c)Delivery of Stock Certificates Upon Exercise. Subject to Section 9 hereof, upon the exercise of the Option, the Company shall mail or deliver to the Optionee (or beneficiary in the case of exercise by a beneficiary), as promptly as practicable, a stock certificate or certificates representing the Option Shares then purchased (or take such other action its deems advisable to evidence the issuance of the Option Shares then purchased).

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Exhibit 10.2
Restrictions on Transfer. The Optionee acknowledges and agrees that the Option, and any right or interest therein, may not be sold, transferred, gifted, donated, pledged, hypothecated, disposed of or assigned by the Optionee, and may be exercised during the lifetime of the Optionee only by the Optionee (or during the period the Optionee is under a legal disability, by the Optionee’s guardian or legal representative). However, in the event of the death of the Optionee, the Option may be transferred by will or the laws of descent or distribution.

8.Registration, Listing and Qualification of Shares. Upon the exercise of the Option at a time when there is not in effect a registration statement under the Securities Act relating to the Option Shares, by virtue of such exercise, the Optionee shall be deemed to represent and warrant to the Company that the Option Shares shall be acquired for investment and not with a view to the distribution thereof, and not with any present intention of distributing the same. The Optionee shall provide the Company with such additional or other representations and warranties as the Company may require in order to ensure compliance with applicable Federal and state securities, blue sky and all other Applicable Laws. No Option Shares shall be issued unless and until the Company and/or the Optionee shall have complied with all applicable Federal or state registration, listing and/or qualification requirements and all other requirements of Applicable Law.

9.Certain Plan Provisions. Without limiting any other provision of this Agreement or the Plan, the Optionee acknowledges that the Option shall be subject to Plan Sections 4(d) (Adjustments for Change in Common Stock, Etc.), Section 12 (Forfeiture Events) and Section 13 (Change in Control).

10.Optionee’s Representations. The Optionee hereby represents and warrants to the Company that (i) the execution, delivery and performance of this Agreement by the Optionee does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which the Optionee is a party or by which the Optionee is bound and (ii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of the Optionee, enforceable against the Optionee in accordance with its terms. The Optionee hereby acknowledges and represents that the Optionee has consulted with (or has had an opportunity to consult with) independent legal counsel regarding the Optionee’s rights and obligations under this Agreement and that the Optionee fully understands the terms and conditions contained herein and therein.

11.Rights of Optionee. Nothing in this Agreement shall interfere or limit in any way the right of the Company or any Affiliate to terminate the Optionee’s Service at any time for any reason (with or without Cause). Nothing in this Agreement shall confer upon the Optionee any right to future equity-based or other incentive awards and nothing in this Agreement shall provide for any adjustment to the number of Option Shares issued or issuable pursuant to the exercise the Option upon the occurrence of subsequent events except as provided in the Plan.

No Rights as a Stockholder. The Optionee shall not have any of the rights of a stockholder with respect to the Option Shares until the Option Shares have been issued to the Optionee upon the due exercise of the Option. No adjustment will be made for dividends or distributions or other rights for which the record date is prior to the date such Option Shares are issued.

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Exhibit 10.2

12.Withholding of Taxes. The Option (including the issuance of Option Shares pursuant to the exercise of the Option) shall be subject to applicable tax withholding. The Company shall be entitled, as it deems necessary or desirable, to withhold from any amounts due and payable by the Company or any Affiliate to the Optionee (or secure payment from the Optionee in lieu of withholding) the amount of any withholding or other tax due with respect to the exercise of the Option, and, subject to Applicable Law, the Company may defer the issuance of any Option Shares in connection with the exercise of the Option unless indemnified by the Optionee (including by way of payment to the Company of an amount required to be withheld as a condition of Option exercise), to the Company’s satisfaction, with respect to liabilities relating to tax withholdings. In this regard, the Optionee authorizes the Company or any Affiliate, or their respective agents, at their discretion, to satisfy the obligations with regard to all applicable tax withholdings by one or a combination of the following:

(a)withholding from the Optionee’s wages or other cash compensation paid to the Optionee by the Company and/or any Affiliate;

(b)withholding from proceeds of the sale of Option Shares acquired at exercise of this Option either through a voluntary sale or through a mandatory sale arranged by the Company (on the Optionee’s behalf pursuant to this authorization and without further consent);

(c)withholding Option Shares to be issued upon exercise of the Option, provided the Company only withholds a number of Option Shares necessary to satisfy no more than the withholding amounts determined based on the maximum permitted statutory rate applicable in the Optionee’s jurisdiction;

(d)the Optionee’s payment of a cash amount (including by check representing readily available funds or a wire transfer); or

(e)any other arrangement approved by the Committee and permitted under Applicable Law.

Personal Data. For the purpose of implementing, administering and managing the Plan, this Agreement and Option granted hereunder, the Optionee, by execution hereof, consents to the collection, receipt, use, retention and transfer, in electronic or other form, of the Optionee’s personal data by and among the Company and its third party vendors or any potential party to any Change in Control transaction or capital raising transaction involving the Company. The Optionee understands that personal data (including but not limited to, name, home address, telephone number, employee number, employment status, social security number, tax identification number, date of birth, nationality, job and payroll location, data for tax withholding purposes and shares awarded, cancelled, exercised, vested and unvested) may be transferred to third parties assisting in the implementation, administration and management of this Agreement and Option and the Plan and the Optionee expressly authorizes such transfer as well as the retention, use, and the subsequent transfer of the data by the recipient(s). The Optionee understands that these recipients may be located in the Optionee’s country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Optionee’s country. The Optionee understands that data will be held only as long

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Exhibit 10.2
as is necessary to implement, administer and manage this Option. The Optionee understands that he/she/it may, at any time, request a list with the names and addresses of any potential recipients of the personal data, view data, request additional information about the storage and processing of data, require any necessary amendments to data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Company’s Secretary. The Optionee understands, however, that refusing or withdrawing the Optionee’s consent may affect the Optionee’s ability to accept or exercise this Option.

13.Consent to Electronic Delivery and Participation. By accepting this Option, the Optionee agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company, and consents to the electronic delivery of the Agreement, the Plan, account statements, prospectuses, and all other documents, communications, or information related to the Option. Electronic delivery may include the delivery of a link to the Company intranet or the internet site of a third party involved in administering the Agreement, the delivery of the document via e-mail, or such other delivery determined at the Company’s discretion. The Optionee may receive from the Company a paper copy of any documents delivered electronically at no cost if the Optionee contacts the Company by telephone, through a postal service, or electronic mail to the appropriate Person designated by the Committee.

No Future Entitlement. By execution of this Agreement, the Optionee acknowledges and agrees that: (i) the grant of this Option is a one-time benefit which does not create any contractual or other right to receive future grants of stock options, or compensation in lieu of stock options, even if stock options have been granted repeatedly in the past; (ii) all determinations with respect to any such future grants, including, but not limited to, the times when stock options shall be granted or shall become exercisable, the maximum number of shares subject to each stock option, and the purchase price, will be at the sole discretion of the Committee; (iii) the value of this Option is not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any termination, severance, resignation, redundancy, end of service payments or similar payments, or bonuses, long-service awards, pension or retirement benefits; (v) the vesting of this Option ceases upon termination of employment with the Company or transfer of employment from the Company, or other cessation of eligibility for any reason, except as may otherwise be explicitly provided in this Agreement or the Plan; (vi) if the underlying Common Stock does not increase in value, this Option will have no value, nor does the Company guarantee any future value; and (vii) no claim or entitlement to compensation or damages arises if the Common Stock does not increase in value, and the Optionee irrevocably releases the Company from any such claim that does arise.

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Exhibit 10.2

14.General Provisions.

(a)Transfers in Violation of Agreement. Any transfer or attempted transfer of the Option in violation of any provision of this Agreement or the Plan shall be null and void and of no force and effect and the purported transferee shall have no rights or privileges in or with respect to the Option or the Option Shares.

(b)Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any Applicable Law in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or the enforceability of this Agreement in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(c)Complete Agreement. This Agreement, the Plan and any other documents expressly referred to herein and therein, embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements and representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

(d)Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

(e)Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of, and be enforceable by, the Optionee and the Company and their respective successors and assigns; provided, that the rights and obligations of the Optionee under this Agreement shall not be assignable except as may otherwise be expressly permitted in this Agreement or in the Plan.

(f)Choice of Law. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of Delaware (without reference to any choice of law rules that would require the application of the laws of any other jurisdiction). Each of the Company and the Optionee waives the necessity for personal service of any and all process upon such party and consents that all such service of process may be made by registered or certified mail (return receipt requested), in each case directed to such party at the address set forth in the Company’s records, and service so made will be deemed to be completed on the date of actual receipt. Each of the Company and the Optionee consents to service of process as aforesaid. Nothing in this Agreement will prohibit personal service in lieu of the service by mail contemplated herein.

Amendment. The provisions of this Agreement may be amended by the Committee at any time; provided, however, that the Committee may not change any term of this Agreement in a manner

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Exhibit 10.2
which would have a materially adverse effect on the Optionee without the Optionee’s approval, unless such an amendment is required by Applicable Law or otherwise expressly permitted by the terms of the Plan. Notwithstanding the foregoing, to the extent that any amendment to the Plan affects the terms of this Agreement, the Optionee and any permitted assigns shall be deemed to have consented to such amendment.

(g)Interpretation. All questions of interpretation concerning this Agreement and/or the Plan shall be determined by the Committee. All determinations by the Committee shall be final and binding upon all persons having an interest in the Option as provided by the Plan. Any officer (other than the Optionee) shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein or in the Plan, provided that the officer has apparent authority with respect to such matter, right, obligation, or election.

(h)Further Instruments. The Committee may require that the Optionee execute any agreements (or the Committee may otherwise impose other requirements) with such terms as the Committee deems appropriate, with respect to the Option or the Option Shares. The Optionee shall execute any additional documents the Committee deems necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Optionee pursuant to the terms of the Plan and this Agreement.

(i)Section 409A. The Option is intended to be exempt from Section 409A of the Code, and the Plan and this Agreement shall be administered and interpreted consistent with such intent. Notwithstanding the foregoing, the Company makes no representations that the Option or the vesting and payments provided by this Agreement are exempt from or comply with Section 409A of the Code, and in no event shall the Company or any Affiliate be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Optionee on account of non-compliance with Section 409A of the Code.

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